                                                                    Exhibit d(4)

                                                               December 22, 2006

Aston Asset Management LLC
161 North Clark Street, 12th Floor
Chicago, IL 60601

     Re: Sub-Investment Advisory Agreement with ABN AMRO Asset Management Inc.
         dated November 30, 2006 (the "Sub-Investment Advisory Agreement")

Ladies and Gentlemen:

     Pursuant to the Sub-Investment Advisory Agreement, we are hereby providing notification of a new series of the Aston Funds to be called "Aston/ABN AMRO International Fund" (the "New Series"). Attached hereto is amended Schedule A to the Sub-Investment Advisory Agreement to reflect, among other things, the appropriate effective date and initial term for the New Series.

     By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Sub-Investment Advisory Agreement and the amended Schedule A attached hereto.

                                        ASTON ASSET MANAGEMENT LLC


                                        By: /s/ Kenneth C. Anderson
                                            ------------------------------------
                                        Name: Kenneth C. Anderson
                                        Its: President

Accepted this 26th day of
December, 2006.

ABN AMRO ASSET MANAGEMENT INC.


By: /s/ Seymour A. Newman
    ---------------------------------
Name: Seymour A. Newman
Its: Chief Financial Officer

                                   SCHEDULE A

Fund                                    Effective Date       Initial Term
----                                    --------------       ------------
Aston Balanced Fund                   November 30, 2006   December 31, 2007
Aston/ABN AMRO Growth Fund            November 30, 2006   December 31, 2007
Aston/ABN AMRO High Yield Bond Fund   November 30, 2006   December 31, 2007
Aston/ABN AMRO Mid Cap Growth Fund    November 30, 2006   December 31, 2007
Aston/ABN AMRO Real Estate Fund       November 30, 2006   December 31, 2007
Aston/ABN AMRO International Fund     December 26, 2006   December 31, 2007